                                                                  EXHIBIT 10.5




                                    FORM OF

                              OPERATING AGREEMENT

                                     AMONG

      [STARWOOD PUERTO VALLARTA, S De R.L. De C.V., STARWOOD CANCUN, S. de
            R.L. De C.V., OR STARWOOD LOS CABOS, S. De R.L. DE C.V.]

                                 BANCOMER, S.A.


 [C.R. RESORTS PUERTO VALLARTA, S. De R.L. De C.V., C.R. RESORTS CANCUN, S. De
                   R.L. De C.V. OR C.R. RESORTS CABOS, S. De
                                 R.L. De C.V.]


                                      AND


               C.R. RESORTS REMAINDER COMPANY, S. De R.L. De C.V.

                                TABLE OF CONTENTS


ARTICLES                                                                                                PAGE
ARTICLE I           DEFINITIONS............................................................................3

       1.1.         Definitions............................................................................3

ARTICLE II          AGREEMENT TO RUN WITH THE PROPERTY....................................................10

       2.1.         Future Owners.........................................................................10
       2.2.         Mortgages.............................................................................10
       2.3.         Use...................................................................................10

ARTICLE III         OPERATION OF THE PROPERTY.............................................................11

       3.1.         First Class Operating Standard........................................................11
       3.2.         Provision of Services.................................................................11
       3.3.         Additional Services...................................................................11
       3.4          Operating Plan and Budget.............................................................12
       3.5.         Allocation of Other Labor Costs.......................................................15
       3.6.         Direct Expense Allocation For Supplies................................................15
       3.7.         Payment of Operating Expenses.........................................................16
       3.8.         Miscellaneous Services................................................................16
       3.9.         Books and Records.....................................................................17

ARTICLE IV          SHARED FACILITIES.....................................................................17

       4.1.         Shared Facilities.....................................................................17
       4.2.         Allocation of  Shared Facilities Costs................................................18
       4.3.         Shared Facilities Revenue.............................................................18

ARTICLE V           COMMON FACILITIES AND POOLS...........................................................19

       5.1.         Common Facilities.....................................................................19
       5.2.         Operating Budget for Common Facilities and Pools......................................19
       5.3.         Allocation of Costs of Operation of the Common Facilities.............................19

ARTICLE  VI         CAPITAL IMPROVEMENTS..................................................................20

       6.1.         Capital Improvements..................................................................20
       6.2.         Capital Expense.......................................................................20
       6.3.         Common Facilities Capital Expense Plan................................................21
       6.4.         Capital Expense Reserve...............................................................22
       6.5.         Emergency Capital Expenses............................................................22

ARTICLE VII  EXPANSION OF HOTEL PROPERTY, TIMESHARE PROPERTY, SHARED FACILITIES AND COMMON AREAS..........23

       7.1.         Expansion of Hotel Rooms or Timeshare Units...........................................23
       7.2.         Expansion of Shared Facilities........................................................23
       7.3.         Development of Exclusive Facilities...................................................24

ARTICLE VIII        PAYMENT OF AMOUNTS DUE................................................................25

       8.1.         Currency..............................................................................25
       8.2.         Interest; Application of Payments.....................................................25

ARTICLE IX          TIMESHARE MARKETING...................................................................26

       9.1.         Access to Hotel Guests................................................................26
       9.2.         Hotel Meeting Rooms...................................................................26

ARTICLE X           TRANSIENT USE OF TIMESHARE MODULES....................................................27

       10.1.        Exclusive Rights......................................................................27
       10.2.        Transient Use of Timeshare Units......................................................27

ARTICLE XI          TRUST AND RIGHTS OF CLUB MEMBERS......................................................28

       11.1         Trust.................................................................................28
       11.2.        Indemnification.......................................................................29
       11.3.        VOC...................................................................................29

ARTICLE XII  GOVERNING LANGUAGE AND RECORDATION...........................................................29

       12.1.        Governing Language....................................................................29
       12.2.        Registration..........................................................................30

ARTICLE XIII  EVENTS OF DEFAULT REMEDIES..................................................................30

       13.1.        Events of Default.....................................................................30
       13.2.        Remedies..............................................................................31

ARTICLE XIV         MISCELLANEOUS PROVISIONS..............................................................32

       14.1.        Advisory Committee....................................................................32
       14.2.        Dispute Resolution....................................................................32
       14.3.        Governing Law; Jurisdiction...........................................................34
       14.4.        Waivers, Modifications, Remedies......................................................34
       14.5.        Severability of Provisions............................................................34
       14.6.        Notices...............................................................................35
       14.7.        Successors and Assigns................................................................36

       14.8         Entire Agreement......................................................................36
       14.9         Counterparts..........................................................................36
       15.10        Captions..............................................................................36
       14.11        Confidentiality.......................................................................37
       14.12        Labor.................................................................................37
       14.13        Overflow..............................................................................37

                              OPERATING AGREEMENT

     This Agreement (this "Agreement") is made this [    ] day of [ ]1997,
among STARWOOD PUERTO VALLARTA, S. de R.L. de C.V., a company organized and existing under the laws of Mexico ("Hotel Company"), C.R. Resorts Puerto Vallarta, S. de R.L. de C.V., a company organized and existing under the laws of Mexico ("Timeshare Company"), C.R. Resorts Remainder Company, S. de R.L. de C.V., a company organized and existing under the laws of Mexico ("Timeshare Remainder Company"), and Bancomer S.A., Institucion de Banca Multiple, Grupo Financiero Bancomer, Division Fiduciaria, as trustee ("Trustee") under trust instrument 55,927 (the "Trust") (collectively, the "Parties" and individually, a "Party").

                                    RECITALS



     A. Reference is made to the Declaration of Condominium contained in public deed no. 11,924 dated August 8, 1997, granted before Carlos Castro Segundo, Esq., Notary Public No. 5 of Puerto Vallarta, Jalisco, and registered in the Public Registry of Property of Puerto Vallarta, Jalisco, Mexico under Number 17, pages 226-248, volume 857, 1st Section (the "Condominium Declaration").

     B. Hotel Company holds title to a condominium property (the "Hotel Condominium") as more fully described in the Condominium Declaration.

     C. The Trustee holds legal title to a condominium interest (the "Timeshare Condominium") as more fully described in the Condominium Declaration. Trustee acknowledges it received prior instructions from the beneficiaries of the Trust to execute this Agreement.

     D. Timeshare Company holds title to Class A trust beneficiary rights to use the Timeshare Condominium for a period of 30 years beginning August 18, 1997.

     E. Timeshare Remainder Company is a beneficiary under the Trust, including rights to the Timeshare Condominium not held by the Timeshare Company.

     F. Timeshare Remainder Company holds title to Class B trust beneficiary rights in the Timeshare Condominium.

     G. The Condominium Declaration grants the holder of the Hotel Condominium and the holder of the Timeshare Condominium the undivided right to use certain roadways and other facilities as more particularly described in the Condominium Declaration (the "Condominium Common Facilities").

     H. Hotel Company has engaged Westin Mexico, S.A. de C.V. ("Westin") to operate the property subject to the Condominium Declaration (the "Property") in accordance with the provisions of this Agreement.

     I. The Parties desire to subject the Property, the Condominium Common Facilities, the Timeshare Condominium and the Hotel Condominium to the terms and provisions contained in this Agreement as well as to other applicable provisions contained in the Condominium Regulations. This Agreement will form a part of the Condominium Regulations and, therefore, it will be enforceable against and binding to any and all present and future owners of the Hotel Condominium and Timeshare Condominium, including beneficiaries of trusts in the case of trustee ownership.

                                   ARTICLE I

                                  DEFINITIONS

          Definitions. The capitalized terms used in this Agreement shall have the following definitions:

          Additional Services - shall have the meaning set forth in Section 3.3 hereof.

          Capital Expense - the cost of any improvement or betterment of any nature to the Property which cannot be deducted as a current expense in accordance with GAAP, including without limitation, the cost of any new or replacement FF&E.

          Capital Expense Budget - shall mean the annual Capital Expense budget which is in effect from time to time in accordance with the provisions of
Article VI hereto.

          Capital Expense Reserve - shall have the meaning set forth in Section
6.2 hereof.

          Club Members or Members - the members of Club Regina who hold shares of stock issued by Club Regina in connection with a "timeshare" (e.g., right to use) and the VOC Members.

          Club Regina - Club Regina, S.A. de C.V.

          Club Regina Resorts - shall mean Club Regina Resorts, Inc., a Nevada corporation.

          Committee - shall have the meaning set forth in Section 15.1 hereof.

          Common Facilities - shall mean the facilities and areas (a) which may be used by both the Hotel Guests and the Timeshare Guests which are described on Exhibit C hereto (including, without limitation, the Condominium Common Facilities) and (b) the utilities, central plant and other such facilities which service the Property described on Exhibit C hereto. The Common Facilities include, without limitation, the lobby areas, grounds, swimming pools, tennis facilities, beach areas and parking facilities. The Common Facilities shall not include the Timeshare Pools or the Hotel Pools.

          Condominium - shall mean the regime of ownership in condominium created by the Condominium Declaration.

          Condominium Association - shall mean the Condominium Assembly referred to in the Condominium Regulations.

          Condominium Common Facilities - shall have the definition set forth in the Recitals.

          Condominium Declaration - shall have the definition set forth in the Recitals.

          Condominium Interest - means the Hotel Condominium or the Timeshare Condominium.

          Condominium Regulations - shall mean the Regulations of the Condominium Association.

          CPI - shall mean the Consumer Price Index for all Urban Consumers (1984 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor or if such index shall cease to be quoted, a reasonable index selected by Hotel Company which is comparable as an indicator of price increases in the United States.

          Current Management Agreement - that certain Contract For Operating And Marketing Services by and between Westin and Hotel Company.

          Event of Default - shall have the definition set forth in Section
14.1 hereof.

          FF&E - means furniture, fixtures and equipment as defined in the Uniform System.

          First Class Standard - shall have the definition as set forth in
Section 3.1.

          GAAP - generally accepted accounting principles in the United States which are in effect from time to time consistently applied. Any financial or accounting terms not otherwise defined herein shall be construed and applied according to United States Generally Accepted Accounting Principles.

          Gross Revenues - shall have the meaning set forth in the Uniform
System.

          Guest - a Hotel Guest or a Timeshare Guest.

          Health Club - the portion of the Property identified as the Health Club in Exhibit A hereto.

          Hotel - shall mean the buildings and other improvements located within the Hotel Condominium.

          Hotel Common Facility - means a Common Facility located upon the Hotel Property.

          Hotel Company - shall have the definition as set forth in the Recitals.

          Hotel Condominium - shall have the definition as set forth in the Recitals.

          Hotel Guest - any person occupying a Hotel Room and any other person utilizing the Hotel Property by permission of the Hotel Company and/or the Hotel Manager in accordance with the provisions of this Agreement.

          Hotel Manager - shall mean the company appointed by the Hotel Company from time to time to manage (i) the Hotel Property and (ii) the Timeshare Property to the extent required hereunder. The Hotel Manager shall be a hotel management company with experience managing first class hotel resort properties. Hotel Company shall be deemed for purposes of this definition to be a hotel management company with experience managing first class hotel resort properties provided that it operates under a franchise of a hotel management company with experience managing first class hotel resort properties.

          Hotel Pools - any swimming pool and related facilities located upon the Hotel Property.

          Hotel Property - shall mean the portions of the Property identified as the "Hotel" on Exhibit A hereto.

          Hotel Room - a guest room located upon the Hotel Property.

          Improvement or Improvements - means all structures, facilities, amenities and the like located on the Property.

          Key - means a Hotel Room or Timeshare Module.

          Law - shall mean all present and future laws, statutes, ordinances, orders, rules, regulations, requirements of all governments, courts, departments, agencies, commissions, boards and offices and of any other body or board or sovereign concurrently or successively exercising similar functions, and of any other lawful authority having jurisdiction over the Property and/or the business conducted thereon.

          Management Agreement - the management agreement in effect from time to time between the Hotel Manager and the Hotel Company.

          Operating Plan and Budget - shall have the meaning set forth in
Section 3.4.

          Person or person - means any individual, firm, corporation, partnership, limited liability company, trust, association, governmental agency or political subdivision, or other entity recognized as legally distinct.

          Pools - means the Hotel Pools and the Timeshare Pools.

          Prime Rate - means the rate of interest from time to time, equal to the "Prime Rate" as reported from time to time in the "Money Rates" section of The Wall Street Journal, as published and distributed in New York, New York, or if such rate shall cease to be published, such other rate as shall at the time be representative of the rates announced by major U.S. money center banks as the typical rate of interest charged to their best customers.

          Property - shall have the definition set forth in the Recitals.

          Reserve Amount - shall mean one-half of one percent (.5%) the Gross Revenues of the Hotel for the applicable calendar year as reasonably estimated by Hotel Company.

          Services - those services described in Exhibit B hereto to be provided by or on behalf of Hotel Company to the Timeshare Property and the Timeshare Guests, as applicable.

          Shared Facilities - as distinguished from Common Facilities, means, those areas and facilities described on Exhibit D hereto located upon the Hotel Property or the Timeshare Property which are open to use by Guests in accordance with the provisions of Article IV hereof including, without limitation, the health club and the restaurant located thereon.

          Starwood - means Starwood Lodging Trust and/or Starwood Lodging Corporation.

          Supplies - shall have the meaning set forth in Section 3.6 hereof.

          Timeshare Common Facility - means a Common Facility located upon the Timeshare Property.

          Timeshare Company - shall have the definition as set forth in the Recitals.

          Timeshare Condominium - shall have the definition as set forth in the Recitals.

          Timeshare Guest - a Club Member or any other person occupying a Timeshare Module or utilizing the Timeshare Property by permission of Timeshare Company in accordance with the provisions of this Agreement.

          Timeshare Module - each guest room with a bath located within the Timeshare Property (e.g., a 2 bedroom 2 bath unit constitutes 2 Timeshare Modules).

          Timeshare Pools - any swimming pool and related facilities located upon the Timeshare Property.

          Timeshare Property - shall mean the portions of the Property identified as the "Timeshare Property" on Exhibit A hereto.

          Timeshare Remainder Company - shall have the definition as set forth in the Recitals.

          Trust - means the existing trust dated August 18, 1997 contained in public deed number 55,927 pursuant to which Bancomer, S.A. is the trustee.

          Uniform System - the Uniform System of Accounts for Hotels, 8th Revised Edition, published by the Hotel Association of New York City, Inc., except as its provisions may be modified by the application of GAAP, which shall be controlling in the event of any conflict.

          VOC - shall mean Vacation Ownership Club, a California not-for-profit corporation.

          VOC Member - a holder of a membership in VOC.

          Westin - shall have the definition as set forth in the Recitals.

                                   ARTICLE II

                       AGREEMENT TO RUN WITH THE PROPERTY

     2.1. Future Owners. This Agreement is enforceable against and binding upon any and all present and future owners of the Condominium Interests including any mortgagee which, under applicable law, may become owner of a Condominium Interest.

     2.2. Mortgages. This Agreement shall be superior to any mortgage placed upon the Property, the Condominium Interests or any portion thereof which superiority shall be expressly acknowledged by any applicable mortgagee prior to recording its mortgage against the Property or any portion thereof.

     2.3. Use. The Hotel Property shall be used exclusively for the operation of a hotel in accordance with the provisions of this Agreement and for no other purpose. The Timeshare Property shall be used exclusively for the operation of a "timeshare" resort in accordance with the provisions of this Agreement. In no event will the Timeshare Property be operated as a hotel offering accommodations for transient guests other than as expressly provided in this Agreement. In no event will the Hotel Property be operated as a timeshare.

                                  ARTICLE III

                           OPERATION OF THE PROPERTY

     3.1. First Class Operating Standard. The Hotel Property shall be operated as a "first class" resort hotel and in a manner consistent with the standards prevailing in other similar resort hotels. The Timeshare Property shall be operated as a "first class" timeshare with "first class" resort hotel services and in a manner consistent with the standards prevailing in other resort hotels similar to the Hotel Property. The standard of operation described in this Section 3.1 is referred to in this Agreement as the "First Class Standard."

     3.2. Provision of Services. Hotel Company shall cause to be provided to the Timeshare Property the Services in substantially the same manner as such Services are provided to the Hotel Property to the extent practicable.
 Hotel Company shall have the right to contract with a Hotel Manager to provide the Services to the Timeshare Property and the Timeshare Guests, as applicable, if the Hotel Manager is providing such Services to the Hotel Property and the Hotel Guests, as applicable.

     3.3.   Additional Services.     In the event that Hotel Company elects to
provide services ("Additional Services") to the Hotel Property or to the Hotel Guests as applicable, in addition to the services provided to Hotel Guests as of the date hereof, then, in such event, Hotel Company shall cause such Additional Services to be provided to the Timeshare Property and the Timeshare Guests, as applicable, if the Timeshare Company agrees to pay its pro-rata share of the costs of such Additional Services in accordance with the provisions of this Section 3.3. Additional Services shall be provided in accordance with the First Class Standard. In the event that Hotel Company elects to provide Additional Services to the Hotel Property and/or the Hotel Guests, as applicable, it shall provide notice thereof to the Timeshare Company describing such services and the estimated budget for providing such services to the Timeshare Property and the Timeshare Guests, as applicable. Timeshare Company shall have thirty (30) days from receipt of such notice (together with the estimated budget for such Additional Services) to elect to have such Additional Services provided to the Timeshare Property and/or the Timeshare Guests, as applicable, in accordance with the provisions of this Article III. In the event that Timeshare Company fails to request such Additional Services within the thirty (30) day period described in the preceding sentence it shall be deemed to have waived its right to have such Additional Services provided to the Timeshare Property and/or the Timeshare Guests as applicable. In making such election, Timeshare Company shall adhere to the First Class Standard requirement of the Agreement. Any Additional Services commenced prior to the beginning of a calendar year shall be provided in accordance with the estimated budget therefor subject to adjustment as provided generally for Additional Services pursuant to Section 3.4.

     3.4    Operating Plan and Budget.

            (a) Hotel Company shall cause the Hotel Property and the Timeshare Property to be operated in accordance with an operating plan and budget approved in accordance with the provisions of this Article III (the "Operating Plan and Budget"). The Operating Plan and Budget attached hereto as Exhibit E is approved for the balance of calendar year 1997. On or before November 1 of each calendar year, Hotel Company shall cause to be prepared and delivered to Timeshare Company for review, a proposed Operating Plan and Budget for the next ensuing calendar year in the format of Exhibit E hereto. The proposed Operating Plan and Budget may be prepared by Hotel Manager. The proposed Operating Plan and Budget shall be prepared in good faith based upon the First Class Standard, and shall contain the following items, which shall be set forth for each month of the calendar year: (i) estimates of total labor costs, including both fixed and variable labor; (ii) estimates of the supply costs;
(iii) a schedule of any anticipated requirements for funding by Timeshare Company; (iv) a payroll and staffing schedule; and (v) an estimate of the cost of providing the Services and, if applicable, any Additional Services to the Timeshare Property and the Timeshare Guests.

            (b) Hotel Company shall have the exclusive right to approve the portion of the proposed Operating Plan and Budget applicable to operation of the Hotel Property, the Shared Facilities and Hotel Common Facilities. Timeshare Company shall have the right to approve the portion of the Operating Plan and Budget relating to the direct expenses applicable to the operation of the Timeshare Property. Hotel Company and Timeshare Company shall each adhere to the First Class Standard in exercising their respective approval rights with respect to the Operating Plan and Budget. Hotel Company shall have the exclusive right to determine (subject to the First Class Standard) the manner in which the Hotel Property, the Shared Facilities and Hotel Common Facilities are operated.

            (c) The cost of providing the Services (other than the direct expense items which shall be allocated between the Hotel Company and the Timeshare Company as set forth in Section 3.5 and 3.6 hereof) shall (subject to adjustment pursuant to Section 7.1 in the case of construction of additional Hotel Rooms and/or Timeshare Modules) be allocated between Timeshare Company and Hotel Company utilizing the historical allocations set forth on Exhibit F hereto. The cost of providing the Additional Services shall be allocated exclusively to Hotel Company unless Timeshare Company has elected to have such Additional Services provided to the Timeshare Property and/or the Members in accordance with the provisions hereof. If Timeshare Company has elected to have the Additional Services provided to the Timeshare Property and/or the Members, as applicable, the costs of providing such Additional Services shall be allocated between the Timeshare Company and the Hotel Company on a per-Key basis.

            (d) The Parties acknowledge that the budgeting process is a crucial factor in the successful operation of the Property and is a key communication link between the Parties. Approval of any portion of a proposed Operating Plan and Budget submitted to Timeshare Company shall be deemed to have been obtained if Timeshare Company does not provide Hotel Company with objections thereto within thirty (30) days after receiving the proposed Operating Plan and Budget. Timeshare Company, Hotel Manager and Hotel Company shall discuss any objections provided by Timeshare Company and Timeshare Company shall then submit proposed written revisions to the proposed Operating Plan and Budget following such discussion. Timeshare Company and Hotel Company shall act reasonably and exercise prudent business judgment in approving or disapproving any portion of the proposed Operating Plan and Budget submitted to it for approval, but shall, in all events, adhere to the First Class Standard applicable to the Timeshare Property.

            (e) If the Parties, despite their good faith efforts, are unable to reach final agreement on the portion of the proposed Operating Plan and Budget subject to Timeshare Company approval for the next calendar year by January 1 of that year, the matter(s) in dispute may be submitted by Timeshare Company or Hotel Company to arbitration pursuant to Section 14.2 hereof. Until the arbitrator(s) issue a decision on the matter(s) submitted, the areas of dispute shall be governed by those portions of the Operating Plan and Budget in effect for the preceding calendar year.

            (f) Hotel Company shall use reasonable efforts to cause the Hotel Manager to operate the Property in accordance with the approved Operating Plan and Budget. In no event shall Hotel Company be responsible to Timeshare Company for the failure to meet the Operating

Plan and Budget so long as Hotel Company is using all reasonable efforts to cause Hotel Manager to operate the Property in its business judgment in accordance with the approved Operating Plan and Budget.

     3.5. Allocation of Other Labor Costs. All labor costs which are incurred in connection with the provisions of the Services and the Additional Services which are not allocated in accordance with Section 3.4(c) shall be allocated directly to the location within the Property where such labor is employed.

     3.6. Direct Expense Allocation For Supplies. Hotel Company shall cause to be purchased on an arms-length basis in accordance with the approved Operating Plan and Budget all inventories, provisions, consumable supplies and operating supplies (collectively "Supplies") that are necessary and proper to maintain and operate the Hotel Property and the Timeshare Property. To the extent practicable, Supplies shall be allocated directly between the Timeshare Company and the Hotel Company based upon usage. In order to maintain accountability for Supplies, the Supplies purchased for use in the Timeshare Property shall be stored separately from those used in the Hotel Property to the extent practicable.

     3.7. Payment of Operating Expenses. Hotel Company shall cause to be delivered to Timeshare Company on or about the first day of each calendar month an estimate of all costs allocable to Timeshare Company for the provision of Services and Additional Services, if applicable, during such calendar month in accordance with the provisions of this Agreement together with an explanation of any costs in excess of the amount contemplated by the approved Operating Plan and Budget. Timeshare Company shall pay to Hotel Company on or prior to the 15th day of such calendar month the amount specified in such estimate provided pursuant to this Section 3.7. In the event that the estimate for any month exceeds the amount allocable to Timeshare Company hereunder for the applicable calendar month, Hotel Company will on or prior to the

15th day of the following calendar month reimburse Timeshare Company for the excess together with interest calculated thereon at the Prime Rate plus two (2%) percent per annum. In the event that the estimate for any month is less than the amount allocable to Timeshare Company hereunder for the applicable calendar month, Timeshare Company will on or prior to the 15th day of the following calendar month reimburse Hotel Company for the difference together with interest calculated thereon at the Prime Rate plus two (2%) percent per annum.

     3.8 Miscellaneous Services Timeshare Company shall cause to be provided to Hotel Company for the one-year period commencing as of the date hereof the services described on Exhibit H hereto without any charge therefore.

     Hotel Company shall permit Timeshare Company to utilize the Hotel computer system from time to time pursuant to rules reasonably established by Hotel Company.

     3.9 Books and Records. All books of account and other financial records of Hotel Company relating in whole or in part to any expense allocable to the Timeshare Company in accordance with the provisions of this Agreement shall remain available to the Timeshare Company at all reasonable times at the office of Hotel Company (or at the election of Hotel Company, the office of Hotel Manager) for examination, audit, inspection and copying. However, all such books and records shall remain the property of the Hotel Company.

                                   ARTICLE IV

                               SHARED FACILITIES

     4.1. Shared Facilities. The Shared Facilities shall be operated by or on behalf of the Hotel Company subject to the First Class Standard and shall be made available for use by Hotel Guests and Members on an equivalent basis provided, however, that Hotel Company may restrict the use of the Shared Facilities reasonably from time to time for use by groups and/or for special events and functions. A twenty-percent (20%) discount shall be given to all Members in the restaurants and lounges constituting the Shared Facilities.

     4.2. Allocation of Shared Facilities Costs. Hotel Company shall have the exclusive right to approve the budget for operating and maintenance expenses and Capital Expenses with respect to Shared Facilities. The budget for the Shared Facilities shall be included in the Operating Plan and Budget delivered to Timeshare Company in accordance with the provisions of Article III hereof. Hotel Company shall have the obligation to fund all costs associated with Capital Expenses and operations and maintenance of the Shared Facilities except that Timeshare Company shall contribute thirty (30%) percent of the cost of Capital Expenses and operating and maintaining the Health Club (including a reasonable allocation for employee training, benefits and a reasonable allocation to management thereof). The costs of operating and maintaining the Health Club shall be paid by Timeshare Company in the manner described in
Section 3.7.

     4.3.   Shared Facilities Revenue.    Hotel Company shall have the exclusive
right to all revenue generated by the Shared Facilities. All revenue from operation of the television sets and telephones in the Timeshare Modules shall be for the account of Hotel Company. Hotel

Company shall replace and maintain the television sets and telephones in the Timeshare Modules from time to time as required to maintain the First Class Standard at its sole cost and expense provided that such facilities are operated at a profit. In the event such facilities are not operated at a profit, Timeshare Company shall be responsible for the cost of replacement and maintenance thereof.

                                   ARTICLE V

                          COMMON FACILITIES AND POOLS

     5.1. Common Facilities. The Common Facilities and the Pools shall be operated by or on behalf of the Hotel Company in accordance with the First Class Standard and shall be made available for use by the Guests on an equivalent basis; provided, however, (a) Hotel Company may restrict the use of the Hotel Common Facilities (other than the utilities constituting a portion of the Common Facilities) and Hotel Pools reasonably from time to time for use by groups and/or for special events and functions (including, without limitation, the parking facilities, but only from time to time as reasonably required by Hotel Company), and (b) Timeshare Company may restrict the use of the Timeshare Common Facilities and Timeshare Pools reasonably from time to time for use by groups and/or for special events and functions.

     5.2.   Operating Budget for Common Facilities and Pools.   The budget for
the operation and maintenance of the Common Facilities and Pools shall be approved as provided in Article III hereof. However, with respect to Condominium Common Facilities, the provision of the first paragraph of Article 8 and of paragraph (f) of Article 15 of the Condominium Regulations shall apply.

     5.3. Allocation of Costs of Operation of the Common Facilities. The cost of operation and maintenance of the Common Facilities shall be allocated between the Timeshare Company and the Hotel Company pursuant to the historical allocations set forth in Exhibit F hereto.

                                  ARTICLE  VI

                              CAPITAL IMPROVEMENTS


     6.1. Capital Improvements. Timeshare Company shall be responsible for making all capital improvements necessary to maintain the Timeshare Property (other than Timeshare Common Facilities) in accordance with the First Class Standard at its sole cost and expense. Hotel Company shall be responsible for making all capital improvements necessary to maintain the Hotel Property (including the Shared Facilities but excluding the Common Facilities) in accordance with the First Class Standard at its sole cost and expense except as provided in Section 4.2.

     6.2. Capital Expense. Hotel Company shall be responsible for causing the Common Facilities to be replaced and/or refurbished from time to time in accordance with the First Class Standard subject to Timeshare Company's obligation to contribute to the cost thereof in accordance with the provisions of this Article VI. Hotel Company shall cause to be prepared a Capital Expense Budget for the Common Facilities which shall include a five-year plan for Capital Expenses anticipated for the Common Facilities and which will be delivered each year to Timeshare Company on or prior to November 1 of the calendar year preceding the year to which the budget shall apply. The Capital Expenses for the Common Facilities shall be allocated between Hotel Company and Timeshare Company on a per-Key basis. The Capital Expenses for the Common Facilities will be funded from the Capital Expense Reserve unless the Timeshare Company and the Hotel Company approve expenditures in excess of the Capital Expense Reserve available therefor. However, with regard to the Condominium Common Facilities, the provisions of Article 8 of the Condominium Regulations shall apply.

     6.3. Common Facilities Capital Expense Plan. Timeshare Company shall have the right to approve the plan for Capital Expenses for the Timeshare Common Facilities and the Timeshare Pools. The approval of the plan pursuant to the preceding sentence shall be with respect to the use of the Capital Expense Reserve and shall not create any right in Timeshare Company to approve the amount of the Capital Expense Reserve set forth in Section 6.4 hereof. The right provided to the Timeshare Company to approve the plan for the Timeshare Common Facilities shall be subject to the obligation of Timeshare Company to adhere to the First Class Standard. Hotel Company shall cause the plan to be delivered to Timeshare Company on or prior to November 1 of the calendar year to which it applies. The plan proposed by or on behalf of Hotel Company shall be responded to by Timeshare Company within thirty (30) days of receipt thereof. Timeshare Company shall provide written notice of any objection to the proposed plan within such thirty (30) day period. If the Parties, despite their good faith efforts, are unable to reach final agreement on the plan for the next calendar year on or prior to January 1 of such calendar year, the matter(s) in dispute may be submitted by Timeshare Company or Hotel Company to arbitration pursuant to Section 14.2 hereof. Subject to the provisions of
Section 6.5, all Timeshare Common Facilities capital expenditures shall be made in accordance with the plan approved pursuant to this Section 6.3. Nothing in this Agreement shall limit the right of Hotel Company or Timeshare Company to improve and/or expand the Hotel Common Facilities or the

Timeshare Common Facilities, as the case may be, at its own cost and expense. Notwithstanding the above, the provisions of Article 8 of the Condominium Regulations shall apply with regard to Condominium Common Facilities.

     6.4. Capital Expense Reserve. Each of Hotel Company and Timeshare Company shall fund on the first day of each calendar quarter their pro-rata share as determined in accordance with Section 6.2 of a reserve (the "Capital Expense Reserve") to be held by or on behalf of Hotel Company and disbursed as provided in this Agreement an amount equal to one-quarter ( 1/4) of the Reserve Amount. Hotel Company shall cause notice of the amount due pursuant to this Section 6.4 to be provided to Timeshare Company at least ten (10) days in advance of the first day of the applicable calendar quarter.

     6.5. Emergency Capital Expenses. In the event of an emergency relating to preservation of life and/or safety or the disruption of essential guest services, Hotel Company shall have the right to spend amounts in excess of the Capital Expense Reserve to alleviate such emergency without the necessity of any consent therefor from Timeshare Company. Hotel Company shall cause notice to be provided to Timeshare Company of any such emergency expenses promptly following such expenditure. Timeshare Company shall promptly following demand therefor reimburse Hotel Company for any emergency expenditure undertaken pursuant to the provisions of this Section 6.5.

                                  ARTICLE VII

                EXPANSION OF HOTEL PROPERTY TIMESHARE PROPERTY,
                       SHARED FACILITIES AND COMMON AREAS

     7.1. Expansion of Hotel Rooms or Timeshare Units. Neither Timeshare Company nor Hotel Company shall develop any additional Timeshare Modules or Hotel Rooms, as applicable, in addition to the existing units or rooms, unless the Party desiring to build additional units or rooms can demonstrate to the reasonable satisfaction of the other Party that such additional units or rooms will not burden the Property by reducing the ratios at the Common Facilities and/or the Shared Facilities or otherwise reduce the standard of service at the Property. Any new development approved shall be in accordance with the First Class Standard and consistent with the architectural style and character of the Property. In connection with the approval of any additional Timeshare Modules or Hotel Rooms, the allocations with respect to the operation, maintenance and capital improvements with respect to such additional Timeshare Modules or Hotel Rooms set forth in Section 3.4(c) and Section 5.3(a) shall be modified without regard to the historical allocations to reflect any increase in the percentage of costs reasonably allocable to the Hotel Rooms and/or Timeshare Modules, as the case may be.

     7.2. Expansion of Shared Facilities. Hotel Company may at its own expense expand, improve and/or re-position or restructure the Shared Facilities or develop new facilities upon the Hotel Property for use by Guests on an equivalent basis to the extent practicable and otherwise in accordance with the provisions hereof applicable to the Shared Facilities without the necessity of any consent therefor provided such facilities are undertaken and developed in a manner consistent with the First Class Standard. Timeshare Company may at its own expense develop new facilities upon the Timeshare Property for use on an equivalent basis to the extent practicable by Guests without the necessity of any consent therefor provided such facilities are undertaken and developed in a manner consistent with the First Class Standard.

     7.3. Development of Exclusive Facilities. Subject to the First Class Standard, nothing in this Agreement shall limit the right of the Timeshare Company and/or the Hotel Company to construct additional facilities and/or amenities (other than additional construction of Timeshare Modules and Hotel Rooms which are subject to the provisions of Section 7.1) for the exclusive use of Members or Hotel Guests, as applicable; provided that prior to developing any exclusive facility (other than restaurants, ballrooms, convention facilities, or other hotel revenue generating facility other than spas), the Party desiring to develop such facility shall offer the other Party the right to participate therein in accordance with the provisions of this Section 7.3. If Timeshare Company or Hotel Company, as the case may be, desires to develop additional facilities (other than Hotel Rooms, Timeshare Modules, restaurants, ballrooms, convention facilities, or other hotel revenue generating facilities other than spas), it shall provide notice to the other together with an estimated budget for the development of such facility. The Timeshare Company or Hotel Company, as the case may be, shall within thirty (30) days of receipt of such notice, provide notice to the other of its intention to accept or decline participation in such new facility in accordance with the provisions of this Section 7.3. In the event notice of participation is not received within such thirty (30) day period, the other Party will not have the right to utilize such facility for the benefit of Hotel Guests or Members, as the case may be. In the event the other Party elects to participate in such new facility, it shall contribute to the cost of development and operation thereof based upon a per-Key allocation of such costs and such facility shall be operated upon completion and maintained as a Common Facility. Nothing in this
Section 7.3 shall permit any Party to develop any facility on the Property which is not in accordance with the First Class Standard or which is not located within its portion of the Property.

                                  ARTICLE VIII

                             PAYMENT OF AMOUNTS DUE

     8.1. Currency. All costs which are to be allocated in accordance with this Agreement shall be (a) allocated in U.S. dollars if paid in U.S. dollars and (b) allocated in Mexican pesos if paid in Mexican pesos. All revenues received which are to be allocated in accordance with this Agreement shall be
(a) allocated in U.S. dollars if received in U.S. dollars and (b) allocated in Mexican pesos if received in Mexican pesos.

     8.2. Interest; Application of Payments. Any amounts due pursuant to this Agreement which are not paid on or before five (5) days after the date when due shall bear interest from the date due at the lower of (a) the Prime Rate plus five (5%) percent or (b) the highest rate of interest permitted by applicable law.

                                   ARTICLE IX

                              TIMESHARE MARKETING

     9.1. Access to Hotel Guests. Hotel Company shall permit the marketing personnel and sales representatives of Timeshare Company and its designated representatives access to the Hotel Property for the purposes of marketing the Timeshare Units utilizing exclusively the methods set forth on Exhibit G hereto. Timeshare Company shall conduct such marketing at its sole cost and expense. All promotional materials (including, without limitation, literature, brochures, pamphlets, tent cards, and video and audio presentations) distributed in the Hotel Rooms shall be subject to Hotel Company's reasonable approval. Hotel Company shall be permitted to adopt reasonable rules and regulations with respect to the marketing activities to ensure that the Hotel Guests receive a hotel experience consistent with the First Class Standard.

     9.2.   Hotel Meeting Rooms.   Subject to availability, meeting rooms in the
Hotel Property shall be made available to Timeshare Company on a complimentary basis for use by Timeshare Company for promotional activities and other activities for Members. Meeting rooms may be reserved by Timeshare Company no more than two weeks in advance. Timeshare Company will pay for any requested set up in connection with any meeting on an at- cost basis. Hotel Company shall provide food and beverage services for events sponsored by Timeshare Company in the meeting rooms on an at-cost basis, including culinary, set-up, transportation and service bar costs.

                                   ARTICLE X

                       TRANSIENT USE OF TIMESHARE MODULES

     10.1. Exclusive Rights. Timeshare Company shall not directly or indirectly sell, market or rent any existing or newly constructed Timeshare Modules on a transient basis; provided, however, Timeshare Company may (i) provide complimentary accommodations to prospective Club Members that participate in marketing presentations arranged by Timeshare Company, and (ii) rent Timeshare Modules to wholesalers specifically targeting timeshare purchasers, (iii) rent Timeshare Modules to persons accompanied by Members, and
(iv) rent rooms to timeshare
operators experiencing overflow of their facilities. Timeshare Company acknowledges and agrees that a violation by Timeshare Company of this Section
10.1 shall result in material harm to the business of Hotel Company resulting in substantial damages from lost income and opportunity. In the event of a violation by the Timeshare Company of the provisions of this Section 10.1 by Timeshare Company, Hotel Company shall in addition to any other remedy which Hotel Company has at law or in equity be paid upon demand (i) in the case of the first violation of this provision, treble damages plus a fine of $25,000, and (ii) in the case of each additional violation, treble damages plus a fine of $100,000.

     10.2.  Transient Use of Timeshare Units.   Hotel Company shall except
as provided expressly in Section 10.1 have the exclusive right to rent Timeshare Units on a transient basis. Any such rental shall be undertaken by Hotel Company in accordance with the provisions of this Section 10.2.
Timeshare Company has made available for transient use during the annual period commencing on the date hereof the rooms specified on Exhibit I hereto in accordance with the provisions of this Section 10.2. All revenue derived from rental of the Timeshare Units made available pursuant to this Section 10.2 shall be for the account of Hotel Company provided that notwithstanding the provisions of Articles III, IV and V hereof, all operating costs with respect to such rooms for the annual period commencing as of the date hereof shall be for the account of Hotel Company. In consideration of the making available of such rooms, Hotel Company shall pay to Timeshare Company the sum of $156,250 on the nine month anniversary of the date hereof and $156,250 on the one year anniversary of the date hereof. On or prior to September 1 of each subsequent calendar year, Timeshare Company shall provide Hotel Company with notice of the Timeshare Units that it elects to make available for the next calendar year and Timeshare Company and Hotel Company shall negotiate in good faith with respect to the economic arrangement between them in connection therewith.

                                   ARTICLE XI

                        TRUST AND RIGHTS OF CLUB MEMBERS

     11.1   Trust.    Timeshare Company shall have the exclusive obligation to
satisfy any and all obligations under or pursuant to the Trust to VOC and to the Club Members subject to the obligation of Hotel Company to comply with the provisions of this Agreement.

     11.2. Indemnification. Timeshare Company shall indemnify and hold harmless Hotel Company from any and all claims whatsoever made in connection with any rights under the Trust and/or in connection with any obligations to VOC and to the Club Members in their capacity as Club Members other than in connection with a default by Hotel Company under this Agreement. The provisions of this Section 11.2 shall survive the termination of this Agreement.

     11.3. VOC. Timeshare Company shall use all reasonable efforts to directly or indirectly control the Board of Directors of VOC and to cause such directors to vote in favor of any changes to the Common Facilities and the Shared Facilities permitted under this Agreement to the extent the approval of VOC is required in connection with any such changes to the Common Facilities and/or the Shared Facilities.

                                  ARTICLE XII

                       GOVERNING LANGUAGE AND RECORDATION

     12.1. Governing Language. The Parties agree that this Agreement shall be translated into Spanish and that both the English and Spanish versions shall be executed by the Parties, both equally constituting enforceable versions of this Agreement; provided, however, that as between the Parties and for the purposes of arbitration, the English version of this Agreement shall be controlling whenever the laws of the State of New York are applicable under
Section 14.3, and the Spanish version of this Agreement shall be applicable when the laws of Mexico are applicable under this Agreement.

     12.2. Registration. Upon its execution, the Parties agree that they shall cause this Agreement to be translated into Spanish and registered in the Public Registry of Property of Puerto Vallarta, Jalisco, Mexico.

                                  ARTICLE XIII

                          EVENTS OF DEFAULT, REMEDIES

     13.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

            13.1.1. Any Party shall fail to pay any amount due to another Party under this Agreement and such failure continues for ten (10) calendar days following notice thereof; or

            13.1.2. A breach of any covenant by any Party to this Agreement, or any default by any Party in the performance of any other obligation hereunder, which can be cured by the payment of money but which is not cured within ten (10) calendar days following notice thereof; or

            13.1.3. A breach by any Party of any covenant to this Agreement, or a default in the performance of any material obligation hereunder, which cannot be cured by the payment of money and which is not cured within thirty (30) days following notice thereof; an Event of Default shall not exist, however, if curing the breach or default is not possible within the thirty (30) days and the defaulting Party commences to cure the breach or default within the thirty-day period and thereafter proceeds diligently and in good faith to complete the cure; or

            13.1.4. Any action by a Party toward dissolution of its operations; a general assignment by any of the Party for the benefit of creditors; a judgment of insolvency against a Party; a voluntary petition for relief under applicable bankruptcy, insolvency, or similar debtor relief laws or regulations; the appointment (or petition or application for appointment) of a receiver, custodian, trustee, conservator, or liquidator to oversee all or any substantial part of any of the Party's assets or the conduct of its' businesses; an order for relief against a Party under applicable bankruptcy, insolvency, or similar debtor relief laws or regulations; a failure generally by a Party to pay its debts as such debts become due; or written notice by a party to any governmental body of insolvency or pending insolvency or suspension of operations; or

            13.1.5. A levy or attachment is issued against all or any portion of the Property resulting from a final judgment against a Party for which all appeal periods have expired and that is not fully covered by insurance, unless the defaulting Party has taken steps reasonably satisfactory to protect the applicable portion of the Property.

     13.2. Remedies. In the case of an Event of Default, the non-defaulting party shall have the right to terminate this Agreement. The foregoing shall not be a limitation upon any other right at law or in equity available to the non-defaulting Party as a result of an Event of Default. In the event of any termination of this Agreement, the First Class Standard shall continue to apply to the Property for all time notwithstanding any such termination of this Agreement.

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

     14.1. Advisory Committee. A committee (the "Committee") shall be established which shall have advisory authority with respect to matters related to the Property and the business conducted thereon, including, without limitation, relations with employees, labor union contracts and negotiations, insurance, capital expenditures, auditors and property management. The Committee shall not have any legal power or authority but shall provide advice and recommendations as deemed desirable. The Committee shall be advisory and no member thereof in its capacity as a member shall act on behalf of Hotel Company or Timeshare Company. In no event shall any member representative of Timeshare Company deal directly with the Hotel Company employees or Unions.
The members of the Committee shall include the President of Timeshare Company who shall initially be John McCarthy, two members designated by Timeshare Company, two members designated by Hotel Company and one member designated by Hotel Manager. The Committee shall hold periodic meetings not less frequently than quarterly on not less than fourteen (14) days notice from any Party to the others. Meetings shall be held in: Mexico City, Federal District or any other city agreeable to the Parties.

     14.2 Dispute Resolution. Any dispute hereunder shall be referred to and exclusively Mexico City and finally settled by binding arbitration, conducted in accordance with the International Rules of the American Arbitration Association. The place of arbitration shall be Mexico City or such other place as the Parties may agree to in writing. Each Party to the dispute shall be entitled to select one arbitrator and the two arbitrators selected shall select a third arbitrator, so as to constitute a panel of three arbitrators; the third arbitrator selected shall be a person knowledgeable about the hotel and timeshare business in Mexico. The arbitrators shall decide the issues submitted to them in accordance with (i) the language, commercial purpose and restrictions contained in this Agreement and the exhibits hereto and (ii) what is just and equitable under the circumstances, provided that all substantive issues shall be determined under applicable law as provided in Section 14.3.

            14.2.1 The Parties shall cooperate with one another in the production and discovery of requested documents, and in the submission and presentation of arguments to the arbitration panel at the earliest practicable date; and the decision of the arbitration panel shall be final and binding upon the Parties.

            14.2.2 The Parties hereby renounce all recourse to litigation and agree that (i) no reference shall be made to any court on any point of law and
(ii) that the ruling and award (if any) of the arbitrators shall be final and subject to no judicial review. Judgment on the award of the arbitrator may be entered in any court having jurisdiction over the party against which enforcement of the award is being sought.

            14.2.3 The prevailing Party in any arbitration proceeding arising out of this Agreement shall be entitled to recover all deposits and other costs of arbitration, including reasonable attorneys' fees, incurred in conducting the arbitration.

            14.2.4 The Parties may if they so agree submit any budget dispute hereunder to an independent internationally recognized hotel consulting firm and/or timeshare consulting firm for resolution.

     14.3 Governing Law; Jurisdiction. This Agreement and all disputes relating to the performance or interpretation of any term of this Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements to be performed in New York, provided, however, to the extent required by the laws of Mexico, the provisions of this Agreement and all disputes hereunder shall be subject to the laws of Mexico.

     14.4 Waivers, Modifications, Remedies. No failure or delay by a Party to insist on the strict performance of any term of this Agreement, or to exercise any right or remedy consequent on a breach thereof, shall constitute a waiver of any breach or any subsequent breach of such term. Neither this Agreement nor any of its terms may be changed, waived, discharged, or terminated except by an instrument in writing signed by the Party against whom the enforcement of the change, waiver, discharge, or termination is sought. No waiver of any breach shall affect or alter this Agreement, but each and every term of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. The remedies provided in this Agreement are cumulative and not exclusive of the remedies provided by law or in equity.

     14.5 Severability of Provisions. If any provisions of this Agreement is invalid or unenforceable to any extent under applicable law, the remainder of this Agreement (and the application of this Agreement to other circumstances) shall not be affected thereby, and each remaining term shall be valid and enforceable to the fullest extent permitted by law.

     14.6 Notices. All notices, consents, determinations, requests, approvals, demands, reports, objections, directions, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given and to be effective on the date upon which such communications are delivered by DHL, Federal Express, or other similar international courier service, addressed as follows:

     (a)  If to Hotel Company:


               Starwood Lodging Corporation
               2231 E. Camelback Road
               Phoenix, Arizona  85016
               FAX: (602) 852-0984
               Attention: Mr. Theodore Darnall



     (b)  If to Timeshare Company:


               Club Regina Resorts, Inc.
               Horacio 1855, P.B.
               Col. Polanco
               11510  Mexico, D.F.
               FAX: 011-(525) 557-0691
               Attention: Mr. John McCarthy

     (c)  If to Trustee:

               Avenida Universidad 1200
               Colonia Xoco CP 03339
               Mexico, D.F.
               FAX: (925) 621-6633
               Attention: Direccion Fiduciaria


or at such other address as the Party to whom the notice is sent has designated in accordance with the provisions of this Section.

     14.7 Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding on the successors and assigns of the Parties.

     14.8 Entire Agreement. This Agreement and the Exhibits hereto constitute the entire contract between the Parties and supersede all prior contracts and understandings, written or oral with respect to the subject matter hereof.

     14.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     14.10 Captions. The Table of Contents and captions to the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, describe, or affect the scope or intent of any part of this Agreement.

     14.11 Confidentiality. The Parties agree to keep strictly confidential all information of a proprietary or confidential nature about or belonging to a Party to which the other Party gains or has access in connection with the operation of the Property, this Agreement and/or by virtue of the relationship between the Parties. Except as disclosure may be required to obtain the advice of professionals or consultants, or financing from an institutional lender, or in furtherance of a permitted assignment of this Agreement, or as may be required by law or stock exchange or by the order of any government, governmental unit, or tribunal, each Party shall make every effort to ensure that such information is not disclosed to the press or to any other third person or entity without the prior consent of the other Parties. The obligations set forth in this Section shall survive any termination of this Agreement.

     14.12 Labor. If Timeshare Company requires an employee of Hotel Company and/or Hotel Operator to be terminated in accordance with the provisions of this Agreement without legal cause for such termination under the Federal Labor Law of Mexico, Timeshare Company shall indemnify and hold harmless Hotel Company and Hotel Manager from and against any costs and/or legal fees or expenses in connection with such termination.

     14.13 Overflow. If at 6:00 p.m. on any day, the Timeshare Modules are less than ninety-five (95%) percent occupied (without regard to the application of this Section 14.13), Timeshare Company shall provide available Timeshare Modules to Hotel Company at $50 (adjusted for CPI increases) per Timeshare Module per night. If the Hotel Rooms are less than ninety-five percent (95%) occupied (without regard to the application of this Section 14.13), Hotel Company shall provide available Hotel Rooms to Timeshare Company at $30 (adjusted for CPI increases) per Hotel Room per night.

     IN WITNESS WHEREOF, the Parties have executed this Agreement this [___] day of ____________, 1997.



Witnesses:                         STARWOOD PUERTO VALLARTA,
                                   S. de R.L. de C.V.


                                   By:
------------------------------        ------------------------------------



                                   Its:
------------------------------         -----------------------------------



Witnesses:                         C.R. RESORTS PUERTO VALLARTA,
                                   S. de R.L. de C.V.


                                   By:
------------------------------        ------------------------------------



                                   Its:
------------------------------         -----------------------------------




Witnesses:                         C.R. RESORTS REMAINDER
                                   COMPANY, S. de R.L. de C.V.


                                   By:
------------------------------        ------------------------------------



                                   Its:
------------------------------         -----------------------------------




Witnesses:                         BANCOMER, S.A. Instituticion de Banca
                                   Multiple, Grupo Financiero Bancomer,
                                   Division Fiduciaria


                                   By:
------------------------------        ------------------------------------



                                   Its:
------------------------------         -----------------------------------